SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              Nobility Homes, Inc.
                (Name of Registrant as Specified in its Charter)

             -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date if its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

                              NOBILITY HOMES, INC.



                           Notice and Proxy Statement
                           --------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2003

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 28TH day of February, 2003, at 10:00 A.M. local time, at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida.

         The meeting will be held for the following purposes:

         1.  To elect a board of five directors.

         2. To transact such other business as may properly come before the meeting or any adjournment.

         To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

                                       By Order of the Board of Directors,
                                       Jean Etheredge, Secretary

DATED:  February 7, 2003

                              NOBILITY HOMES, INC.


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2003

         This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 7, 2003, in connection with the solicitation by Nobility's board of directors of proxies to be used at the annual meeting of the shareholders of Nobility. The meeting will be held at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida, at 10:00 A.M., local time, on Friday, February 28, 2003.

         If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to the Secretary of the meeting or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Unless you direct otherwise, the shares represented by the proxy will be voted "for" the election of each director nominated by the board of directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting.

         Shareholders of record at the close of business on January 30, 2003, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 30, 2003, Nobility had 4,012,213 shares of common stock outstanding and entitled to vote.

         The complete mailing address of Nobility's principal office is P.O. Box 1659, Ocala, Florida 34478.

                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES

         The following table sets forth, as of January 30, 2003, information as to the $.10 par value common stock of Nobility owned beneficially, directly or indirectly, (1) by each person who is known by Nobility to own beneficially more than five percent (5%) of Nobility's outstanding voting securities, (2) by each director, (3) by each executive officer named in the summary compensation table set forth elsewhere herein and (4) by all directors and executive officers as a group:

  Name and Address                          Number of Common
of Beneficial Owner(1)                 Shares Beneficially Owned(2)             Percent of Class
----------------------                 -------------------------                ----------------


Terry E. Trexler(3)                           2,182,575(4)                           54.4%
3741 S.W. 7th Street
Ocala, Florida 34474

Thomas W. Trexler(5)                            471,025(6)                           11.3%
3741 S.W. 7th Street
Ocala, Florida 34474

Richard C. Barberie(5)                              825                                *
15300 SE 140 Avenue Road
Weirsdale, Florida  32195

Robert P. Holliday (5)                            4,935                                *
931 NW 37th Avenue
Ocala, Florida  34475

Robert P. Saltsman (5)                            2,537                                *
222 South Pennsylvania
   Avenue, Suite 200
Winter Park, Florida 32789

Directors and                                 2,710,707(4)(6)(7)                     64.8%
Executive Officers
(8 persons)

-----------------------
*Less than 1%

(1) Information contained in this table is based upon information furnished by the beneficial owners.

(2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

(3) Mr. Terry Trexler is President and Chairman of the Board of Nobility. Additional information is contained under "Nomination and Election of Directors".

(4) Excludes 42,111 shares held in trust for the benefit of one of Terry E. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 2,040 shares held in trust for the benefit of Mr. Trexler's grandchild.

(5) Mr. Thomas Trexler is Executive Vice President and a director of Nobility. Messrs. Barberie, Holliday and Saltsman are directors of Nobility. Additional information is contained under "Nomination and Election of Directors".

(6)   Includes 165,000 shares subject to presently exercisable options.

(7) Includes 4,950 shares subject to presently exercisable options held by executive officers other than Thomas W. Trexler.


                      NOMINATION AND ELECTION OF DIRECTORS

         At the meeting, a board of five directors will be elected to serve for one year and until the election and qualification of their successors. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by Nobility's current board of directors.

         The bylaws of Nobility provide that Nobility's board shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that five directors are appropriate for the present time. Proxies cannot be voted for more than five nominees.

         Each nominee has consented to being named as such in this proxy statement and is at present available for election. Each nominee presently is a member of the board, having been elected as such at the last annual meeting of the shareholders.

         If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

         The board of directors of Nobility recommends a vote "for" the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

                                                                                                                   Year First
          Name                                                                                                       Became
          (Age)                  Principal Occupation or Employment; Certain Other Directorships                    Director
-------------------------------------------------------------------------------------------------------------------------------

    Terry E. Trexler       Chairman of the Board and President of Nobility for more than five years; Mr.             1967
          (63)             Trexler is also President of TLT, Inc.

    Thomas W. Trexler      Executive Vice President and Chief Financial Officer of Nobility since December           1993
          (39)             1994;  President of Prestige Home Centers, Inc. since June 1995; Director of
                           Prestige since 1993 and Vice President from 1991 to June 1995; President of Mountain
                           Financial, Inc. since August 1992; Vice President of TLT, Inc. since September 1991

   Richard C. Barberie     Vice President of Purchasing of Nobility from December 1994 until his retirement in       1975
          (64)             June 1995; Executive Vice President of Nobility for more than five years prior to
                           December 1994

   Robert P. Holliday      President of Chariot Eagle, Inc. (which is engaged in the manufactured home               1996
          (64)             business) since 1984 and President of Chariot Eagle-West, Inc. since 1995

   Robert P. Saltsman      Attorney and CPA in private practice since 1983; prior to 1983 Mr. Saltsman was           1988
          (50)             employed as a CPA by Arthur Andersen & Co. in Orlando, Florida


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Company securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of Nobility's fiscal year. Based on information provided by Nobility's directors and executive officers, during the fiscal year ended November 2, 2002, all required reports were filed when due.


                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended November 2, 2002, the board of directors of Nobility held four regular meetings. All directors of Nobility attended 100% of the meetings of the board of directors and committees of the board on which they served. During the year ended November 2, 2002, directors who were not employees of Nobility were paid quarterly fees of $1,500.

         Nobility presently has two standing committees of its board of directors, an audit committee and a salary review committee. Nobility has no standing nominating committee of the board.

         Audit Committee. During fiscal 2002, Nobility's audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current Nasdaq rules. In June 2000 the board of directors adopted a formal charter for the audit committee which established the scope of the committee's responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management's conduct of Nobility's financial reporting process, including (1) the integrity of the financial statements of Nobility, (2) the compliance by Nobility with legal and regulatory requirements, and (3) the independence and performance of Nobility's internal and external auditors. The audit committee met once during fiscal 2002.

         Salary Review Committee. The salary review committee is presently comprised of Messrs. Terry Trexler, Tom Trexler, Robert Holliday and Robert Saltsman. The salary review committee meets each quarter and recommends to the board of directors the salaries and bonuses, if any, to be paid to the officers of Nobility. The salary review committee met four times during fiscal year 2002.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by Nobility for services rendered during the years indicated by Nobility's Chief Executive Officer and its Executive Vice President, the only other executive officer who had total salary and bonus exceeding $100,000 during the fiscal year ended November 2, 2002. Nobility did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                    Annual Compensation            Compensation
                                                                                      Awards
                                                                                    Securities
  Name & Principal               Year                                               Underlying            All Other
     Position                    Ended              Salary        Bonus            Options/SAR's         Compensation
     --------                    -----              ------        -----            -------------         ------------

Terry E. Trexler                11/02/02         $    93,500    $ 100,000              ----             $    39,395(1)
President and                   11/03/01         $    93,500    $  95,000              ----             $    27,786(1)
   Chairman of                  11/04/00         $    93,500    $  40,000              ----             $    37,075(1)
   the Board

Thomas W. Trexler               11/02/02         $    75,036    $ 100,000              ----             $    16,220(2)
Executive Vice                  11/03/01         $    72,150    $ 100,000              ----             $    16,220(2)
   President                    11/04/00         $    72,150    $  74,467              ----             $    16,220(2)

----------------

(1) All other compensation represents the following insurance premiums paid or accrued by Nobility on two life insurance policies and total annual premiums paid or accrued under two split dollar life insurance policies on the life of Mr. Terry E. Trexler:

                                        Life Insurance             Split Dollar
                Year Ended                 Policies                  Policies
                ----------                 --------                  --------

                 11/2/02                  $ 39,395                   $       0
                 11/3/01                  $ 27,786                   $       0
                 11/4/00                  $ 17,100                   $  19,975


      The proceeds of the two policies will be paid to Mr. Trexler's designated beneficiaries in the event of his death, but in the case of the two split dollar policies, all premiums previously paid by Nobility will be repaid to Nobility out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries. Beginning in fiscal 2001, the annual premiums for the three life insurance policies were paid from dividends generated by those policies.

(2) Represents the total annual premiums paid or accrued by Nobility on a split dollar life insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler's death, the premiums paid by Nobility will be repaid to Nobility out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Nobility's salary review committee (the "salary review committee") consists of Messrs. Terry Trexler, Thomas Trexler, Robert Holliday and Robert Saltsman. Nobility's executive compensation policy seeks to fairly compensate executives for their performance and contributions to Nobility and to provide incentives that will attract and retain key employees. Compensation of executive officers for fiscal 2002 performance generally consisted of a base salary and profit bonuses tied to the performance of Nobility.

         Base salaries and profit bonuses historically have been reviewed and adjusted from time to time based primarily on a non-quantitative assessment of factors such as an individual's performance, contributions, changes in job responsibilities and Nobility's performance and economic conditions. The salary review committee reviewed and approved the base salary and the profit bonuses provided to executive officers in fiscal 2002. In doing so the salary review committee considered (i) Nobility's financial results for fiscal 2001 and the continued improvement in the financial condition of Nobility and (ii) certain non-quantitative factors, with emphasis on the qualitative performance of Nobility's executives. It is an objective of the salary review committee to maintain base salaries that are reflective of the individual executive's experience and responsibilities level, and that are competitive with the salary levels of executives at other companies engaged in the same or similar line of business with revenues in a range comparable to those of Nobility.

         The base salary of the Chairman, President and Chief Executive Officer has remained unchanged at his request. His bonuses are tied directly to the net profit before income taxes of the overall Company and are approved on a quarterly basis by the salary review committee. It is the committee's belief that the CEO is undercompensated compared to the compensation paid to chief executive officers by other companies in the industry of similar size and performance. However, it is the CEO's desire to maintain his compensation in its present range, with a major incentive for his performance taking the form of increases in the value of his substantial stock ownership in Nobility.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Because non-exempt options and other forms of compensation to Nobility's officers are not expected to be anywhere near $1 million, the salary review committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for Nobility for federal income tax purposes by reason of Section 162(m).

                                            Terry Trexler
                                            Thomas Trexler
                                            Robert Holliday
                                            Robert Saltsman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee consists of Messrs. Terry Trexler, Thomas Trexler, Robert Holliday and Robert Saltsman. Mr. Terry Trexler is Nobility's President and Chairman of the Board. Mr. Thomas Trexler is Executive Vice President and a director.

         Nobility is the owner and beneficiary of three life insurance policies on the life of Terry E. Trexler, having an aggregate death benefit of approximately $2 million. Beginning in fiscal 2001 the annual premiums for the three life insurance policies were paid from dividends generated by these policies. In September 2001 Nobility entered into an agreement with Mr. Trexler, who presently owns 2,182,575 shares of Nobility's common stock, providing that, upon his death, the proceeds of these life insurance policies will be used to purchase shares of Company common stock from his estate. The number of shares to be purchased will be determined by dividing the amount of the insurance proceeds by the average closing price of Nobility's common stock for the five days prior to Mr. Trexler's death.

         Terry E. Trexler owns 100% of the stock of TLT, Inc., which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. During fiscal 2002, the Company had sales to TLT manufactured home communities of approximately $44,325. Management of Nobility anticipates that TLT and related manufactured homes communities will continue to purchase homes from Nobility during fiscal 2003 and beyond until TLT's manufactured home communities are built out.

                         SHAREHOLDER RETURN PERFORMANCE

         The following graph compares Nobility's cumulative total shareholder return on its common stock from November 1, 1997, to November 2, 2002, with the cumulative total return of a peer issuer group selected by Nobility and the Nasdaq Market Index.

                                [OBJECT OMITTED]


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-------------------------------------------------------------------------------------------------------

          Fiscal Year                 1998        1999           2000          2001           2002
-------------------------------------------------------------------------------------------------------
Nobility Homes, Inc.                 181.73       74.97          81.63        113.25         121.96
Company Selected
  Peer Issuers(1)                     94.57       59.73          46.16         64.47          45.51
Nasdaq Market Index                  113.07      186.63         219.50        110.07          88.57
-------------------------------------------------------------------------------------------------------

----------------

(1) Nobility has selected the following peer issuer group for comparison purposes:

           Cavalier Homes, Inc.                      Oakwood Homes Corp.
        Champion Enterprises, Inc.                 Palm Harbor Homes, Inc.
           Clayton Homes, Inc.                          Skyline Corp.
          Fleetwood Enterprises                     Southern Energy Homes
        Liberty Homes, Inc. CL A                    Kit Manufacturing Co.

                             AUDIT COMMITTEE REPORT

         The purpose of the audit committee is to assist the board of directors in its oversight of management's conduct of Nobility's financial reporting process. During the fiscal year ended November 2, 2002 the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, each of whom is "independent" under current Nasdaq rules. For the fiscal year ended November 2, 2002 the audit committee:

         * Reviewed and discussed Nobility's fiscal 2002 financial statements with management and representatives of PricewaterhouseCoopers LLP, Nobility's independent public accountants;

         * Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61;

         * Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and discussed with PricewaterhouseCoopers LLP its independence; and

         * Based on the foregoing review, discussions and disclosures, recommended to the board of directors that Nobility's audited financial statements for the fiscal year ended November 2, 2002 be included in Nobility's annual report on Form 10-K for the fiscal year.

                                          Robert Saltsman, Chairman
                                          Robert Holliday
                                          Richard Barberie


                              CERTAIN TRANSACTIONS

         For information concerning transactions between Nobility and directors, officers or entities in which they have an interest, see "Salary Review Committee Interlocks and Insider Participation."


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Management of Nobility has recommended to the audit committee that PricewaterhouseCoopers LLP be selected as auditors for the fiscal year ending November 1, 2003. PricewaterhouseCoopers LLP has served as Nobility's auditor since October 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make statements if he so desires and to respond to appropriate questions by shareholders.

         The following table provides information relating to the fees billed to Nobility by PricewaterhouseCoopers LLP for the year ended November 2, 2002:

           Audit Fees(1)                                        $    69,000
           Financial Information Systems Design
              and Implementation Fees                           $       -0-
           All Other Fees(2)                                    $    12,500

-----------------
(1) Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audit and review of quarterly financial statements for Nobility.
(2) Represents fees for preparation and filing of state and federal tax returns. The audit committee discussed these services with PricewaterhouseCoopers LLP and determined that their provision would not impair PricewaterhouseCoopers LLP's independence.


                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to be included in Nobility's proxy statement pursuant to Rule 14a-8 for the next annual meeting of the shareholders scheduled to be held at the end of February 2004, should submit a written copy of such proposal to the principal offices of Nobility no later than October 10, 2003. Notice to Nobility of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Nobility after December 12, 2003, and the persons named in proxies solicited by Nobility's board for its annual meeting of shareholders to be held in 2004 may exercise discretionary voting power with respect to any such proposal as to which Nobility does not receive timely notice. Proposals should be submitted by certified mail, return receipt requested.


                                  ANNUAL REPORT

         A copy of Nobility's annual report for the fiscal year ended November 2, 2002, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing the Treasurer of Nobility at Post Office Box 1659, Ocala, Florida 34478.


                                  OTHER MATTERS

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Nobility. Nobility does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

         Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful. Your cooperation will be appreciated.

Date:  February 7, 2003



|X|  PLEASE MARK VOTES                               REVOCABLE PROXY
     AS IN THIS EXAMPLE                            NOBILITY HOMES, INC.

                                                                                                                    With-    For all
                                                                                                           For      hold     Except

PROXY SOLICITED ON BEHALF OF THE
BOARD OFDIRECTORS FOR ANNUAL MEETING
OF SHAREHOLDERS FEBRUARY 28, 2003                              Proposal 1. Election of Directors nomi-     [_]       [_]      [_]
                                                                           nated by the Board of
                                                                           Directors (except as marked
                                                                           to the contrary below):

     The undersigned, having received the Notice of Annual
Meeting of Shareholders and Proxy Statement appoints
Terry E. Trexler and Jean Etheredge, and each or either of
them, as proxies, with full power of substitution and                     Terry E. Trexler, Richard C. Barberie, Robert P. Holliday,
resubstitution, to represent the undersigned and to vote
all shares of common stock of Nobility Homes, Inc., which the             Robert P. Saltsman and Thomas W. Trexler
undersigned is entitled to vote at the Annual Meeting of
Shareholders of the Company to be held on February 28, 2003 and at any and all adjournments thereof, in the manner specified.


                                                               INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                                                               ---------------------------------------------------------------------
                                                                   THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
                                                               INDICATED, WILL BE VOTED "FOR" ELECTION OF THE DIRECTORS.


                                                                   Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company.
                                                               The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.



Please be sure to sign and date          Date                      Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator,
This Proxy in the box below.                                   trustee or guardian, please give full title as such.

--------------------------------------------------------




Shareholder sign above     Co-holder (if any) sign above
--------------------------------------------------------



    Detach above card, sign, date and mail in postage paid envelope provided.
                              NOBILITY HOMES, INC.

--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------